Exhibit (n)(3)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below hereby constitutes and appoints Steven Sterling and Corinne Pankovcin, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments to a Registration Statement on Form N-2 of BlackRock Capital Investment Corporation, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof; provided, that this Power of Attorney shall be effective as of the date of the date upon which BlackRock Capital Investment Corporation enters into an investment management agreement with BlackRock Advisors, LLC.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of this 5th day of March 2015.

Name	Title

/s/ Steven Sterling	Chief Executive Officer and Chairman of the Board of Directors
Steven Sterling

/s/ James R. Maher	Director
James R. Maher

/s/ John R. Baron	Director
John R. Baron

/s/ Brian D. Finn	Director
Brian D. Finn

/s/ Jerrold B. Harris	Director
Jerrold B. Harris

/s/ William E. Mayer	Director
William E. Mayer

/s/ François de Saint Phalle	Director
François de Saint Phalle

/s/ Maureen K. Usifer	Director
Maureen K. Usifer